EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Donald Radcliffe
Radcliffe & Associates
212-605-0201
http://investors.jenniferfurniture.com

JENNIFER CONVERTIBLES BEGINS TRADING ON BULLETIN BOARD

Woodbury New York ***March 9, 2010*** Jennifer Convertibles, Inc. (OTCBB: JENN) began trading on the Over the Counter Bulletin Board on March 8th, 2010 under the symbol JENN

Jennifer Convertibles is the owner and licensor of the largest group of sofabed specialty retail stores in the United States, with 144 Jennifer Convertibles® stores and is the largest specialty retailer of leather furniture with 13 Jennifer Leather stores. Following a transaction with the former affiliated private company, as of February 25, 2010, the Company owns 157 stores and operates five licensed Ashley Furniture HomeStores.

Statements in this press release other than the statements of historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to certain risks and uncertainties, including changes in retail demand, vendor performance and other risk factors identified from time to time in the Company's filings with the Securities and Exchange Commission that could cause actual results to differ materially from any forward-looking statements. These forward-looking statements represent the Company's judgment as of the date of the release. The Company disclaims, however, any interest or obligations to update these forward-looking statements.